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THIS NOTE HAS NOT BEEN REGISTERED UNDER APPLICABLE SECURITIES LAWS. THIS THIS NOTE MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO APPLICABLE SECURITIES LAWS.

US$226,134.29	Date: September 30, 2019
British Columbia, Canada

1. BORROWER'S PROMISE TO PAY. TOWER ONE WIRELESS, a British Columbia/Canada company ("Borrower"), hereby promises to pay to the order of HLG Investments, LLC ("Lender"), on the Maturity Date (defined below) the principal amount of each loan in US Dollars as set forth on Schedule A attached hereto (each a "Loan" and collectively the "Loans"), or such part thereof as then remains unpaid, together with interest from the date of such Loan (as indicated on Note Schedule A).

This Promissory Note ("Note") is signed as an ancillary document in conjunction with, and as defined in, that certain Loan Agreement signed by Borrower and Lender effective September 30, 2019 ("Loan Agreement"). This Note is incorporated into, and made part, of the Loan Agreement.

2. RECOURSE AND PRIOR ADVANCES. Lender shall have full recourse against the Borrower under this Note. This Note governs all monies loaned and still due by Lender to Borrower prior to the date of this Note, as reflected on Note Schedule A annexed hereto and made a part hereof.

3. INTEREST. Interest will be charged on unpaid principal of each advance until the full amount of principal has been paid. Borrower will pay interest at a yearly rate of twelve percent (12%). However, if there is any default under the Note, Borrower will pay interest at a yearly rate equal to increase to four percent (4%) per annum above the interest rate or rates applicable to the Loan. In no event shall the Default Interest Rate be greater than the maximum interest rate permitted by then applicable law.

4. PAYMENTS.

(a) Payments in US Dollars - Borrower shall make payments of principal and interest in US Dollars.

(b) Principal and Accrued Interest - Borrower will pay all principal and accrued interest in US Dollars on or before March 20, 2020, the Maturity Date, unless extended by the Lender pursuant to Section 3.2 of the Loan Agreement.

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(c) All payments by the Borrower to the Lender shall be whole with no deductions for taxes, levies, or any set-offs, and shall be made into a bank account to be specified by the Lender.

5. MATURITY DATE. Unless extended pursuant to Section 3.2 of the Loan Agreement, the "Maturity Date" shall be the earlier of March 30, 2020; or (b) the day in which the Company receives proceeds from the sale or disposition of all or part of the assets of Borrower in Argentina subject to the procedure of Section 3.7 of the Loan Agreement.

6. LOAN CHARGES. If a law, which applies to this loan and which sets maximum loan charges, is finally interpreted so that the interest or other loan charges collected or to be collected in connection with this loan exceed the permitted limits, then: (a) any such loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (b) any sums already collected from Borrower which exceeded permitted limits will be refunded. The Lender may choose to make this refund by reducing the outstanding principal under this Note or by making a direct payment to Borrower. If a refund reduces principal, the reduction will be treated as a partial prepayment.

7. BORROWER'S FAILURE TO PAY AS REQUIRED. If the Lender has not received the full amount due under this Note on or before the Maturity Date as extended, taking into account all Loan Agreement cure periods and collection protocols, Borrower will be in default and the Lender will have the right for Borrower to reimburse all of its costs and expenses in enforcing this Note to the extent not prohibited by applicable law. Those expenses include but are not limited to reasonable attorneys' fees, court costs and other collection fees.

8. GIVING OF NOTICES. Any notice that must be given under this Note must be in writing and sent by registered or certified US mail or nationally recognized overnight delivery service, at the address below Borrower's signature, or to Lender, at the address set forth in Paragraph 1 above or at a different address if notice of a different address is given in accordance with this paragraph.

9. WAIVERS. Any failure or delay by a party in exercising any right under this Note, any single or partial exercise of any right under this Note or any partial reaction or absence of reaction by a party in the event of a violation by the other party of one or more provisions of this Note, shall not operate or be interpreted as a waiver (either express or implied, in whole or in part) of that party's rights under this Note or under the said provision(s), nor shall it preclude any further exercise of any such rights. Any waiver of a right must be express and in writing. If there has been an express written waiver of a right following a specific failure by a party, this waiver cannot be invoked by the other party in favor of a new failure, similar to the prior one, or in favor of any other kind of failure.

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10. GOVERNING LAW. This Note shall be governed in accordance with the internal laws of British Columbia, Canada, with the exception of any conflicts of law principles to the contrary. Venue for any disputes under this Note shall be in the Provincial Court of British Columbia.

TO THE EXTENT PERMITTED BY GOVERNING LAW ABOVE, BORROWER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY AND ALL ISSUES WHATSOEVER CONCERNING THIS PROMISSORY NOTE.

WITNESS THE HAND(S) AND SEAL(S) OF THE UNDERSIGNED

TOWER ONE WIRELESS, CORP.

By:	"Brian Gusko"		By:	"Santiago Rossi"
	Brian Gusko, Director.			Santiago F. Rossi, CFO.

	Date:	September 30, 2019	Date:	September 30, 2019

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NOTE SCHEDULE A

Loan Grid

Advance #	Date of Loan	Principal	Interest Rate	Accrued Interest as of Sept 30, 2019	One time 10% Penalty	New Principal as of Sept 30, 2019
#1	1-Jan-17	$207,510	12.00%	$18,625	NA	$226,134.29

		$207,510				$226,134.29